                                SUB-ITEM 77Q1

A copy of the CornerCap Group of Funds Rule 18f-3 Multi-Class Plan filed as Exhibit (N) to the Registrant's Registration Statement on Form N-1A, is incorporated by reference as filed via EDGAR in Post-Effective Amendment No. 52 on December 15, 2015, accession number 0001435109-15-001155.

A copy of Amendment No. 1 to Amended and Restated Investment Advisory Agreement between the Registrant and CornerCap Investment Counsel, Inc. for the Small-Cap Value Fund (previously known as the Growth Fund), Exhibit (d)(1)(i) to the Registrant's Registration Statement on Form N-1A, is incorporated by reference as filed via EDGAR in Post-Effective Amendment No. 52 on December 15, 2015, accession number 0001435109-15-001155.